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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 27, 2006

DAYBREAK OIL & GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1017 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 462-0315

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 27, 2006 the Board of Directors accepted the resignation of Thomas C. Kilbourne as Chief Financial Officer of the Company.  Mr. Kilbourne was then appointed to the position of Corporate Controller.  He will also continue in his duties as Corporate Treasurer and as a director of the Company.

Terrence J. Dunne, a current director of the Company was then appointed by the Board of Directors to fill the Chief Financial Officer’s position.  For the present time, Mr. Dunne will be serving without an employment contract.  Mr. Dunne is currently on the Board of Directors of the Company.  Mr. Dunne is considered to be a 10% shareholder of the Company.

For the past five years Mr. Dunne has been self-employed as a business consultant, primarily focused on business acquisitions and corporate reorganizations.  Mr. Dunne received a degree in Business Administration from Gonzaga University in 1970.  He received his Masters Degree in Business Administration in 1975 from Gonzaga University.  In addition, he received a Masters Degree in Taxation from Gonzaga University in 1984.  Mr. Dunne is a former adjunct professor in the School of Business Administration of Gonzaga University, teaching courses in corporate mergers, acquisitions and reorganizations.  Mr. Dunne is also a director of Hanover Gold Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daybreak Oil & Gas, Inc.

/s/ Eric Moe

By:_________________________________

Eric Moe, Chief Executive Officer

Date:     May 3, 2006